SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C. 20549

                           FORM 8-K

                        CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                       October 28, 2011
                        Date of Report
               (Date of Earliest Event Reported)

            GREENPOWER INTERNATIONAL GROUP LIMITED
      (Exact Name of Registrant as Specified in its Charter)

                BOXWOOD ACQUISITION CORPORATION
                (Former Name of Registrant)

  Delaware                 000-54424                45-1877342
(State or other)      (Commission File Number)     (IRS Employer
jurisdiction                                       dentification No.)
of incorporation)

               8728 Valley Boulevard, Suite 209
                  Rosemead, California 91770

           (Address of Principal Executive Offices)

                     215 Apolena Avenue
               Newport Beach, California 92662
        (Former Address of Principal Executive Offices)

                     626 - 280-8787
                    _________________
              (Registrant's Telephone Number)

ITEM 3.02 Unregistered Sales of Equity Securities

     On October 31, 2011, the Registrant issued 10,500,000 shares of its common stock pursuant to Section 4(2) of the Securities Act of 1933 at par for an aggregate of $1,050 representing 95% of the total outstanding 11,000,000 shares of common stock:

ITEM 5.01     Changes in Control of Registrant

    On October 28, 2011 the following events occurred which resulted in a change of control of the Registrant:

    1. The Registrant redeemed an aggregate of 19,500,000 of the then 20,000,000 shares of outstanding stock at a redemption price of $.0001 per share for an aggregate redemption price of $1,950.

    2. New officers and directors were appointed and elected and the prior officers and directors resigned.

    The disclosure required by Item 5.01(a)(8) of Form 8-K was previously filed with the Securities and Exchange Commission on Form 10-12G on June 2, 2011 as updated by the Quarterly Report on Form 10-Q filed August 22, 2011 and as supplemented by the information contained in this report.

    The Registrant anticipates that it may enter into a business combination with an operating Chinese company that serves as an electrical-use manager in China. An energy management contract
("EMC") is an agreement whereby an industrial business or large user of electricity hires a company to manager their electrical use. The Chinese government is sponsoring tax and other government incentives for companies to enter into EMC contracts. The Chinese electrical-use manager company presently focuses on entering into contracts with outdoor advertising (billboard) companies and essentially replaces the traditional lights on the outdoor advertising with LED lights and by which it receives a share of the reduction in the electrical bill received by the customer. The Chinese electrical-use manager company also sells LED lights to consumers and business via direct sales or wholesale to other retailers. No contracts or agreements have been entered into as of the date hereof and no physical property has been purchased, designed or opened in regard to such business.


ITEM 5.02     Departure of Directors or Principal Officers; Election of
              Directors

    On October 28, 2011, James Cassidy resigned as the
Registrant's president, secretary and director.

    On October 28, 2011, James McKillop resigned as the Registrant's vice president and director.

    On October 28, 2011, the following persons were elected to the board of directors of the Registrant:

              Zhang Jiong (Chairman)
              Liu Xiaoping
              Luo Yong

    and the following persons were appointed to the offices appearing next to their name:

         Liu Xiaoping        Chief Executive Officer
         Luo Yong            Chief Financial Officer

    Zhang, Jiong. Mr. Zhang serves as a Chairman of the Board of directors of the Registrant. Mr. Zhang graduated from Hunan (China) Institute of Finance and Economics. He was the founder of Shenzhen Muren Science and Technology Co., Ltd. and served as its chairman of the board. He has been involved in the development and production of LED smart energy saving lighting and is familiar with the industry and its market. He is the chairman o fthe board of Shenzhen Guoning New
Energy Investment Co.. LTD. Mr. Zhang is a citizen and resident of China.

    Liu, Xiaoping. Mr. Liu serves as the Chief Executive Officer and a director of the Registrant. Mr. Liu graduated from Hunan (China) Communication Polytechnic. After retiring from serving as a general manager of a government owned company, Mr. Liu founded a culture communication company. As a corporate planner, Mr. Liu has consulted with many companies and successfully planned and marketed several famous brand names such as "Haier Products Marketing plans""Chain of Cooperative Planning and Program of Qingdao Beef Company" and
"China Rural Credit Cooperative Association". He assisted these companies in expanding their reputation and identification and market response. He currently serves as the chief executive officer of Shenzhen Guoning New Energy Investment Co., LTD.

    Luo, Yong. Mr. Luo serves as Chief Financial Officer and a director of the Registrant. Mr. Luo graduated from Hunan (China) Hengyang Normal University. He has more than 15 years experience in marketing management and business operations. He was instrumental in the development and use of a caller ID telephone for Shenzhen Kang Meisi Communication Co., Ltd. which the company attributes to significantly impacting a large increase in its production value.
He is the chairman of the board of Global Lock Safety (International) Group Co., Ltd., and the executive director of Shenzhen Guoning New
Energy Investment Co., Ltd.   Under his direction and control, Global
Lock Safety (International) Group Co., Ltd. was successfully listed on the London Stock Exchange in 2011. He was honored as the Man of the Hour by Shenzhen TV and "Good at Making Use of Things" in 2011.

ITEM 5.03     Amendments to Articles of Incorporation

    On October 28, 2011, the shareholders of the Corporation and the Board of Directors unanimously approved the change of the Registrant's name to Greenpower International Group Limited, increased the authorized number of shares of common stock to 500,000,000, and filed such changes with the State of Delaware.

                    SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.


                        GREENPOWER INTERNATIONAL GROUP LIMITED
                        formerly Boxwood Acquisition Corporation

Date: October 31, 2011          /s/ Liu Xiaoping
                                   Chief Executive Officer